EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Drills More Oxide and High-Grade Gold at Eureka Project, Nevada; Appoints New Director

Coeur d’Alene, Idaho – January 7, 2021 – Timberline Resources Corporation (OTCQB:TLRS; TSX-V:TBR) (“Timberline” or the “Company”) is pleased to announce results for the final five holes of the 2020 reverse circulation (RC) drill program at its 100%-controlled Eureka Project in Nevada. The results include considerable near-surface oxide gold mineralization and two high-grade intercepts above 4.0 grams of gold per tonne (g/t). The primary objectives of the 12-hole, 2,438m (8,000 ft) RC drill program were to infill and expand the current mineral resource and test for deeper sulfide mineralization to the east in the graben structure (see Figure 1).

Drilling Highlights

•Hole BHSE-187, a step-out hole drilled approximately 75m northeast of the existing resource, encountered 7.62m of 4.49 g/t, within an interval of 25.91m @ 2.18 g/t gold.

•Hole BHSE-184 intercepted 18.29m @ 0.93 g/t gold from 3.0m below surface.

•Hole BHSE-186 intercepted 6.10m of near-surface, high-grade gold (5.21 g/t) and 25.91m @ 0.77 g/t gold from 47.24m downhole, both intervals being oxidized material.

Three of these holes are within the resource and collared inside the historic Lookout Mountain Pit, while two of the holes are step-outs to the east and northeast. One of the step-outs, hole BHSE-183, was lost in bad ground before reaching target depth and has been twinned with core hole BHSE-188C (results pending).

Timberline previously announced positive results from infill RC drilling within the resource in a Company news release dated Dec. 1, 2020 found at https://timberlineresources.co/press-releases/. These newly reported mineralized intervals are consistent with results announced in that release and are consistent with or superior to expectations.

Timberline’s President and CEO, Patrick Highsmith, commented, “The 2020 RC drilling continues to confirm and enhance the grade and thickness of the historical resource while also revealing extensions to the system. Once again, we are encountering significant thicknesses of near-surface oxide gold mineralization, quite rare in Nevada today. Drill hole BHSE-187 is particularly exciting because it represents a step-out from the resource and it expands upon the high-grade Water Well Discovery Zone we discovered down dip from the resource in 2015. Taken together, these near-surface oxide gold and deeper high-grade gold intercepts highlight the continued growth opportunity for Timberline at our flagship Eureka Project.”

Figure 1 - Lookout Mountain Pit-area Historic High-Grade Drill Intercepts and 2020 Drilling

Limestone
Limestone
Quartzite
Quaternary Landslide
BHSE-182
18.29 m @ 1.58 g/t Au
BHSE-181
BHSE-180
BHSE-187
25.91 m @ 2.18 g/t
incl. 7.6 m @ 4.49 g/t
BHSE-177
49 m @ 1.0 g/t
BHSE-178
BHSE-184
18.3 m @ 0.93 g/t
BHSE-186
6.1 m @ 5.21 g/t,
25.9 m @ 0.77 g/t
BHSE-176
15.2 m @
10.09 g/t Au
BHSE-189
BHSE-179
Water-Well "Orpiment-Discovery Zone"
BHSE-190C
100 m of fractured shale, 50m carbonaceous breccia, 58m silica-pyrite rock (assays pending)
BHSE-191C
hole lost before target depth
BHSE-188C
BHSE-183
lost before target depth
240 m of fractured-brecciated limestone, variably pyritic/carbonaceous breccia, sanded dolomite, jasperoid, and felsic dikes (assays pending)
Jasperoid
Shale
Tertiary Volcanics
Quaternary
N
2020 Drill Holes (BHSE-)
2020 Core Holes
2020 RC Holes
Historic Drill Hole Intercepts
Au ≥ 0.25 oz/ton (8.6 g/t)
Au 0.1 - 0.25 oz/ton (3.4-8.6 g/t)
Au 0.02 - 0.1 oz/ton (0.7 - 3.4 g/t)
Au ≤0.02 oz/ton (≤0.7 g/t)
Historic Open Pit
NI43-101 Gold Resource Area
0 400 800 Feet
0 100 200 Meters
20210106 LM Detail Drilling_Letter Figure

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Geological and Drilling Details

All of these holes encountered mineralization hosted in the Dunderberg Shale, commonly near its basal contact with the Hamburg Dolomite, which is heavily disrupted by faulting and brecciation. These rocks are part of the Cambrian-aged section, which hosts mineralization both at the Lookout Mountain Deposit and at the historic Windfall Mine, several kilometers to the northeast within the Eureka Project. Timberline geologists noted extensive alteration in the RC cuttings, including intense decalcification with variable amounts of silicification.

The deeper sulfide mineralization reported in drill hole BHSE-187 occurs in downfaulted Dunderberg Shale that is carbonaceous and sulfidic, with orpiment (arsenic sulfide mineral). This higher-grade intercept is a significant step-out of approximately 75 meters to the northeast from the Lookout Mountain resource. It is correlative with the Water Well or Orpiment Discovery Zone, and extends that zone to the north from historical intercepts, which include: 4.6m at 4.73 g/t Au and 7.7m at 5.02 g/t Au (see Company news release dated April 20, 2015: “Timberline Completes Successful Eureka Drill Program”).

Table 1 - Lookout Mountain Target Recent Drill Intercepts

(Using a cutoff of 0.3 g/t Au)

Hole	Azimuth (degrees)	Inclination (degrees)	Total Depth (m)		From* (m)	To (m)	Length** (m)	Au (g/t)	Oxide/ Sulfide
BHSE-183	0	-90	274.39		hole lost before target depth				oxide
BHSE-184	0	-90	169.17		3.05	21.34	18.29	0.93	oxide
					48.77	64.01	15.24	0.51	oxide
BHSE-186	0	-90	117.35		4.57	10.67	6.10	5.21	oxide
					47.24	73.15	25.91	0.77	oxide
				incl.	48.77	57.91	9.14	1.09	oxide
BHSE-187	0	-90	338.33		266.70	292.61	25.91	2.18	sulfide
				incl.	266.70	274.32	7.62	4.49	sulfide
BHSE-189	0	-90	320.00	Anomalous gold below cutoff
* Drilling and sampling conducted in feet. Intervals are converted from feet to meters for reporting.
** Drill Thickness: True Thickness undetermined.

Assay results are pending for three core holes which are significant step-outs from the existing mineral resource area. See Figure 1 for the location of the 2020 RC and core holes relative to the existing resource and the Lookout Mountain open pit.

Corporate Update

Timberline is also pleased to announce the appointment of Mr. Patrick Highsmith, its President and CEO, to the Board of Directors effective January 1, 2021.

In addition, the Company announces that it has submitted a Notification of Late Filing of Form 10-K with the United States Securities and Exchange Commission for the fiscal year ended on September 30, 2020. The SEC has approved the extension of filing of the Company’s annual report by two weeks.

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Sampling Methodology, Chain of Custody, Quality Control and Quality Assurance

Collection of reverse circulation percussion drill samples and diamond drill core was completed under the supervision of a Company representative. Personnel from Timberline or the drilling contractors transport the RC and core samples to Timberline’s secure Eureka facility where samples are logged and prepared for transport to the lab. Senior geologists direct the cutting and sampling of the core and selection of representative samples for assay. Quality control is monitored by the insertion of numerous blind certified standard reference materials, field duplicates, and blanks into each sample shipment. Company representatives complete sample dispatch paperwork and deliver the samples to ALS USA Inc. (ALS) in Elko, Nevada for sample preparation. Drill samples are assayed by ALS in Reno, Nevada for gold by fire assay of a 30-gram charge with an AA or ICP-ES finish (ALS code Au-AA23). The overlimits for gold samples assaying above 10 g/t are determined by a 30-gram fire assay with gravimetric finish. In addition, highly mineralized samples (>0.2 g/t Au) are submitted for multi-element analysis (33 elements) by four-acid digestion and ICP-ES determination (code ME-ICP61).

According to Timberline instruction, samples assaying above 0.2 g/t gold are also tested for cyanide-soluble gold with the 30-gram Au-AA13 method. This form of analysis is a preliminary indication of the favorability of the sample for gold recovery by cyanide leach. Since the test is performed on a small aliquot of a pulverized sample, it is not a reliable indication of metallurgical recovery.

Steven Osterberg, Ph.D., P.G., Timberline’s Vice President Exploration, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release.  Mr. Osterberg is not independent of the Company as he is an officer and a director.

About Timberline Resources

Timberline Resources Corporation is focused on delivering high-grade Carlin-Type gold discoveries at its district-scale Eureka Project in Nevada. The Eureka Property includes the historic Lookout Mountain and Windfall mines in a total property position of approximately 24 square miles (62 square kilometers). The Lookout Mountain Resource was reported in compliance with Canadian NI 43-101 in an Updated Technical Report on the Lookout Mountain Project by Mine Development Associates, Effective March 1, 2013, filed on SEDAR April 12, 2013.

Resource Category	Tonnage (million short tons)	Grade (oz/ton)	Grade (grams/tonne)	Contained Au (troy oz)
Measured	3.04	0.035	1.2	106,000
Indicated	25.90	0.016	0.6	402,000
Inferred	11.71	0.012	0.41	141,000

The Company is also operator of the Paiute Joint Venture Project with Nevada Gold Mines in the Battle Mountain District. These properties all lie on the prolific Battle Mountain-Eureka gold trend. Timberline also controls the Seven Troughs Project in northern Nevada, which is one of the state's highest-grade former gold producers. Timberline controls over 43 square miles (111 square kilometers) of mineral rights in Nevada. Detailed maps and mineral resources estimates for the Eureka Project and NI 43-101 technical reports for its projects may be viewed at http://timberlineresources.co/.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

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Forward-looking Statements: Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These include, but are not limited to, statements regarding the advancement of projects, and exploration potential.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend", “growth opportunity” and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to risks involving forward-looking statements include, but are not limited to, changes in the Company’s business and other factors, including risk factors discussed in the Company's Form 10-Q for the quarter ended June 30, 2020.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.

On behalf of the Board of Directors,

“Patrick Highsmith”

President and CEO

Tel:   208-664-4859

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